Exhibit 99.1
UWMC Calls Out Egregious Corporate Governance of TWO Board and Repeated Failure to Act in Best Interest of Stockholders

TWO Board Refuses to Acknowledge the Obvious: $12.50 is Better Than $12.00

Both Leading Independent Advisory Firms, ISS and Glass Lewis, Recommend that Two Harbors Stockholders Vote AGAINST CrossCountry Mortgage Merger

ISS and Glass Lewis Analyses Underscore What UWMC Has Been Saying All Along – the TWO Board Can Only Maximize Value by Truly Engaging with UWMC

PONTIAC, Mich. & NEW YORK May 13, 2026 — UWM Holdings Corporation (“UWMC” or the “Company”) (NYSE: UWMC), today issued a statement calling out the egregious corporate governance of the Board of Directors of Two Harbors Investment Corp. (“Two Harbors” or “TWO”) (NYSE: TWO), which today announced it has rejected UWMC’s May 11 proposal to acquire Two Harbors for $12.50 per share in cash or 2.3328 shares of UWMC stock, and reaffirmed support for getting its stockholders 50 cents less per share under its proposed merger with CrossCountry Mortgage, LLC (“CrossCountry” or “CCM”), hereinafter the (“Proposed CCM Merger”):

“The TWO Board’s latest announcement represents a complete and illogical distortion of the duties it owes its stockholders. Just days after failing to convince TWO stockholders that $11.30 was more than $12.00, TWO is now trying to convince them that $12.00 is better than $12.50. It is simply astounding for this Board to say with a straight face – again – that a superior cash bid from UWMC could not reasonably be expected to lead to a “Company Superior Proposal” when prior offers from UWMC directly led to price increases by CCM. This is just the latest example of the TWO Board’s egregious conduct, and it’s not surprising that their position has been roundly rejected by both ISS and Glass Lewis.

“Instead of engaging, the TWO Board has concocted a series of misleading arguments to distract from the superior value that is on the table. They have also hired additional financial advisors at the expense of shareholders to provide cover for their outlandish logic to continue recommending the inferior CCM deal. We believe the only plausible explanation to recommend less for stockholders and refusing to negotiate with UWMC are the huge, accelerated management compensation packages that are part of the Proposed CCM Merger and have just been called out by Glass Lewis as “excessive.”

The arguments put forth today by the TWO Board for refusing to engage simply do not add up – and have been rejected by ISS and Glass Lewis. For example:

•The Ability to Elect Stock is a Feature of Our Offer, not a Flaw. The TWO Board is obfuscating the fact that under UWMC’s proposal, any TWO shareholder that wants cash can get cash. And more of it. In the words of Glass Lewis: “the May 11 UWMC proposal not only offers a higher cash consideration compared to the CCM Agreement, but it provides Two Harbors shareholders with a strategic alternative, not provided under the CCM Agreement, that allows Two Harbors investors to become part of the enlarged entity, should they wish to do so.” When in the history of financial transactions, has a free option been a negative as the TWO Board’s financial advisor would seemingly have you believe? Has it dawned on the TWO Board that at closing, the stock value could be worth more than the cash election, as it was prior for much of the time Two Harbors was under contract with UWMC and before TWO’s management commenced its actions in breach of that contract?

•UWMC Has the Financial Strength to Close. UWMC did not amend its financing package when it raised its proposal to $12.50 because it does not need to. It has more than enough cash to close the transaction based on its current financing and cash on hand. UWMC’s financing is “not subject to any financing condition, ratings triggers, collateral pools, borrowing-base tests, advance rate mechanics, or market-conditioned funding contingency. This argument is a red herring. But don’t take our word for it, as Glass Lewis stated;

“UWMC possesses adequate cash and cash equivalents ($424 million as of March 31, 2026) and a sufficiently solid financial position…to execute its financial obligations under the May 11 UWMC Proposal…”

•TWO Misrepresents the Regulatory Risk. The TWO Board is speaking out of both sides of its mouth. They claim, “TWO stockholders deserve straight answers on closing certainty,” from UWMC, yet according to ISS, “during engagement with ISS (held on May 6), TWO suggested that a transaction with UWMC was unlikely to be derailed in the regulatory approval process.” The only entity not giving straight answers is the TWO Board itself.

•UWMC Can Close in 60 Days. We intend to close a transaction within approximately 2 months of signing an agreement, given our strong relationships with national regulators, licensure in good standing in all 50 states, and work in support of our prior agreement to acquire TWO. Our view is based on the fact that we have previously received more than 50% of state regulatory approvals before TWO terminated our agreed-upon transaction, as well as positive feedback from nearly all remaining states. We believe we will be able to expeditiously get all necessary approvals.

•TWO’s Golden Parachutes Are “Excessive.” UWMC is calling out the TWO Board’s compensation packages because we believe it is the only reason a board would ignore repeated, higher cash bids. And ISS and Glass Lewis agree. Both independent proxy advisors have recommended that these packages be rejected.

•A Reverse Break Up Fee is a Benefit. UWMC is “touting” the fee because it helps address the made-up arguments that there is a risk that a deal with UWMC can close. The fact is that TWO already has agreed to a deal with UWMC (before it chose to terminate that deal to go with CCM) and stated in its SEC filings that it believed the deal would close. It is the height of hypocrisy for TWO to suggest now that the opposite is true.

UWMC continued:

“TWO’s refusal to engage with UWMC is consistent with the bad-faith dealing TWO has exhibited over the last several months, including while under binding merger agreement with UWMC. Don’t forget the TWO Board’s improper conduct and decision-making cost stockholders $375 million in the Pine River settlement, well over $3.50 per share, more than double the termination fee they would have owed. The fact is that TWO could have resolved its laundry list of questions by simply picking up the phone and negotiating with UWMC, rather than complaining in a public press release. As stated previously, UWMC is open to negotiating amendments to its terms, including modifications to the cash-stock election and a potential termination fee, but it cannot do so with a Board that has buried its head in the sand.”

“The decision before stockholders on May 19 is the Proposed CCM Merger. ISS and Glass Lewis recommended AGAINST the Proposed CCM Merger precisely because Two Harbors’ Board and management have abdicated their duties and refused to engage UWMC. TWO’s Board is the poster child for poor corporate governance and bad faith conduct at the expense of their stockholders. TWO stockholders should exercise their power to VOTE NO on the CrossCountry deal and preserve their opportunity to maximize value.”

Glass Lewis Recommends Two Harbors Stockholders Vote AGAINST CCM Merger

UWMC also announced that Glass, Lewis & Co. LLC (“Glass Lewis”), a leading independent proxy advisory firm, has recommended that TWO stockholders VOTE AGAINST the CrossCountry Mortgage (“CCM”) merger proposal at the upcoming special meeting on May 19, 2026

UWMC appreciates Glass Lewis’s independent evaluation and the recommendation to vote AGAINST the CCM merger, AGAINST the Golden Parachute Proposal and AGAINST the Proposal to Allow

Adjournment of Meeting. The report provides additional validation that the Proposed CCM Merger is NOT in the best interest of TWO stockholders, and that open engagement with UWMC is the only way to maximize value.

Importantly, Glass Lewis noted the following in its report:

•“[T]he May 11 UWMC Proposal offers comparatively similar certainty of success to the CCM Agreement, but a better, uncapped, cash alternative to Two Harbors shareholders. Further, it offers those Two Harbors shareholders who would prefer to continue retaining exposure to Two Harbors' future potential upside in the context of a merger with UWMC a possibility to do so, through the election of the May 11 Equity Option. Consequently, the May 11 UWMC Proposal appears, in aggregate, as a superior alternative proposal to the CCM Agreement as currently amended.”

•“[S]hareholders would be better served by rejecting the proposal, considering the existence of UWMC's May 11 proposal.”

•“Golden parachute payments make up approximately 25.3% of the equity premium of the merger, which shareholders may consider excessive. Although the Company may have been contractually and legally obligated to make these payments due to employment agreements, shareholders should question whether the size of these awards is the best use of Company capital, and whether executives are entering this deal with the best interests of long-term shareholders in mind, or whether this excessive personal payday has shaped their judgment.”

How to Vote

UWMC encourages all TWO stockholders to review its preliminary proxy statement carefully (and, when it becomes available, the definitive proxy statement) on file with the SEC for more detail about why voting AGAINST the CCM transaction helps maximize value for stockholders.

We urge all stockholders to use Two Harbors’ proxy card until UWMC’s proxy card becomes available as soon as this week to VOTE AGAINST Two Harbors’ CCM Merger Proposal, AGAINST the Non-Binding Compensation Advisory Proposal and AGAINST the Adjournment Proposal to preserve the opportunity to achieve greater value by engaging with UWMC’s superior proposal.

You do not have to wait for UWMC’s proxy card.

You can vote AGAINST the Proposed CCM Merger today by using Two Harbors’ proxy card.

Only your last submitted and received vote will count at the meeting.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN!

About UWM Holdings Corporation and United Wholesale Mortgage

Headquartered in Pontiac, Michigan, UWM Holdings Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for 11 consecutive years and is also the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

Cautionary Note Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this communication include statements regarding our expectations and beliefs related to (i) the timing of the completion of any proposed transaction; (ii) the ability of the parties to complete any proposed transaction; and (iii) the benefits of a proposed transaction. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein; (ii) the ability of the parties to satisfy the conditions to any proposed transaction, including obtaining stockholder approval and regulatory approval, on a timely basis or at all; (iii) the ability to obtain synergies and benefits of any proposed transaction; (iv) UWM’s ability to successfully implement strategic decisions and product launches; (iv) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by the Presidential Administration that affect interest rates and inflation; (vi) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (vii) UWM’s ability to sell loans in the secondary market; (viii) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (ix) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (x) our ability to consummate the merger with Two Harbors and achieve the anticipated benefits; (xi) our ability to comply with all rules and regulations in connection with the launch of our internal servicing and the new risks that may be presented as a result of the transition; (xii) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (xiii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (xiv) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (xv) UWM’s ability to continue to attract and retain its broker relationships; (xvi) UWM’s ability to implement technological innovation, such as AI in our operations; (xvii) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xviii) reliance on third-party software and services; the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xix) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xx) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (the “SEC”) including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

This communication relates to a proposal that UWMC has made to the Two Harbors Board for a business combination transaction with Two Harbors. In furtherance of this proposal and subject to future developments, UWMC filed a preliminary proxy statement on Schedule 14A on May 4, 2026 (the “Proxy Statement”) with the SEC in order to solicit proxies against the Proposed CCM Merger and other proposals to be voted on by TWO stockholders at the special meeting of TWO stockholders to be held to approve the Proposed CCM Merger. UWMC may file amendments or supplements to the Proxy Statement and one or more registration statements, proxy statements, tender or exchange offers or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, tender or exchange offer document, prospectus or other document UWMC and/or Two Harbors may file with the SEC in connection with a proposed transaction.

INVESTORS AND SECURITYHOLDERS OF UWMC AND TWO HARBORS ARE URGED TO READ THE PROXY STATEMENT, ANY ADDITIONAL MATERIALS UWMC MAY FILE WITH RESPECT TO THE BUSINESS COMBINATION TRANSACTION, INCLUDING ANY REGISTRATION STATEMENT, TENDER OR EXCHANGE OFFER DOCUMENT, PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY ARE AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UWMC, TWO HARBORS, A PROPOSED TRANSACTION AND RELATED MATTERS. Investors and securityholders of UWMC and Two Harbors will be able to obtain copies of these documents if and when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about UWMC and Two Harbors, without charge, at the SEC’s website (http://www.sec.gov). Copies of the documents filed with the SEC by UWMC will be available free of charge under the SEC Filings heading of the Investor Relations section of UWMC’s website at https://investors.uwm.com.

Participants in the Solicitation

UWMC and its respective directors and executive officers and other members of management and employees may be deemed to be participants in any solicitation of proxies from Two Harbors stockholders in respect of a solicitation and proposed transaction under the rules of the SEC. Information regarding UWMC’s directors and executive officers is available in UWMC’s Annual Report on Form 10-K for the year ended December 31, 2025, and UWMC’s proxy statement, dated April 24, 2026, for its 2026 annual meeting of stockholders (the “UWMC 2026 Proxy”), which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Please refer to the sections captioned “Compensation Discussion and Analysis”, “Executive Compensation”, “Stock Ownership” and “Proposal 3 – Advisory Vote on Executive Officer Compensation” in the UWMC 2026 Proxy. Any changes in the holdings of UWMC’s securities by UWMC’s directors or executive officers from the amounts described in the UWMC 2026 Proxy have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the UWMC 2026 Proxy and are available at the SEC’s website at www.sec.gov.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT
BLAKE KOLO
InvestorRelations@uwm.com

Bruce Goldfarb/Chuck Garske/Jeremy Provost
Okapi Partners
212-297-0720
info@okapipartners.com

MEDIA CONTACT
NICOLE ROBERTS
Media@uwm.com

Paul Caminiti/Hugh Burns/Nicholas Leasure
Reevemark
212-433-4600
UWM-Team@Reevemark.com